UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
August 21, 2025
(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 365-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	EXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 21, 2025, Extra Space Storage LP (the “Operating Partnership”), the operating partnership subsidiary of Extra Space Storage Inc. (the “Company”), entered into a fourth amended and restated credit agreement (the “Credit Agreement”) with (i) certain lenders named therein, (ii) U.S. Bank National Association, as administrative agent, (iii) the following co-syndication agents: Bank of America, N.A., BMO Bank N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, TD Bank, N.A., Truist Bank and Wells Fargo Bank, National Association, with respect to the Revolving Credit Facility (as defined below), PNC Bank, National Association, TD Bank, N.A. and Wells Fargo Bank, National Association, with respect to the Tranche 2 Term Loan Facility (as defined below), TD Bank, N.A. and JPMorgan Chase Bank, N.A., with respect to the Tranche 6 Term Loan Facility (as defined below), and PNC Bank, National Association, TD Bank, N.A., The Huntington National Bank and Truist Bank, with respect to the Tranche 7 Term Loan Facility (as defined below), (iv) the following co-documentation agents: BOKF, NA, Citibank, N.A., Fifth Third Bank, National Association, Regions Bank, The Bank of Nova Scotia, The Huntington National Bank and Zions Bancorporation, N.A., with respect to the Revolving Credit Facility, Regions Bank, The Bank of Nova Scotia and The Huntington National Bank, with respect to the Tranche 6 Term Loan Facility, and Regions Bank, with respect to the Tranche 7 Term Loan Facility and (v) the following joint lead arrangers and book runners: U.S. Bank National Association, BofA Securities, Inc., BMO Capital Markets Corp., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, Regions Capital Markets, TD Bank, N.A., Truist Bank and Wells Fargo Securities, LLC, as joint lead arrangers with respect to the Revolving Credit Facility, U.S. Bank National Association, BofA Securities, INC., BMO Capital Markets Corp., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, TD Bank, N.A., Truist Bank and Wells Fargo Securities, LLC, as joint book runners with respect to the Revolving Credit Facility, U.S. Bank National Association, PNC Capital Markets LLC, TD Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers with respect to the Tranche 2 Term Loan Facility, U.S. Bank National Association, PNC Capital Markets LLC, TD Bank, N.A. and Wells Fargo Securities, LLC, as joint book runners with respect to the Tranche 2 Term Loan Facility, U.S. Bank National Association, BofA Securities, Inc., TD Bank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers with respect to the Tranche 6 Term Loan Facility and U.S. Bank National Association, as sole book runner with respect to the Tranche 6 Term Loan Facility, U.S. Bank National Association, PNC Capital Markets LLC, TD Bank, N.A., The Huntington National Bank and Truist Securities, Inc., as joint lead arrangers with respect to the Tranche 7 Term Loan Facility and U.S. Bank National Association as sole book runner with respect to the Tranche 7 Term Loan Facility. The Company joined in the Credit Agreement for certain limited purposes as set forth therein. The Credit Agreement amended and restated in its entirety an existing third amended and restated credit agreement, dated as of June 22, 2023, by and among the Operating Partnership, U.S. Bank National Association, as administrative agent, and the lending institutions listed on the signature pages thereof and joined in by the Company for certain limited purposes as set forth therein.
The Credit Agreement provides for aggregate borrowings of up to $4.5 billion, consisting of a senior unsecured revolving credit facility of $3.0 billion, due August 21, 2029 (the “Revolving Credit Facility”), a senior unsecured term loan of $500.0 million, due October 13, 2026 (the “Tranche 2 Term Loan Facility”), a senior unsecured term loan of $500.0 million, due January 28, 2028 (the “Tranche 6 Term Loan Facility”), and a senior unsecured term loan of $500.0 million, due July 27, 2029 (the “Tranche 7 Term Loan Facility” and, together with the Tranche 2 Term Loan Facility, and the Tranche 6 Term Loan Facility, the “Term Loan Facilities” and, together with the Revolving Credit Facility, the “Credit Facility”). The Operating Partnership may increase the amount of the commitments under the Credit Facility up to an aggregate of $5.50 billion. The Operating Partnership may extend the term of the Revolving Credit Facility for up to two additional periods of six months each, the term of the Tranche 2 Term Loan Facility for up to two additional periods of twelve months each, the term of the Tranche 6 Term Loan Facility for up to one additional period of twelve months and the term of the Tranche 7 Term Loan Facility for up to one additional period of twelve months, in each case, after satisfying certain conditions.
Amounts outstanding under the Credit Facility will bear interest at floating rates, at the Operating Partnership’s option, equal to either (i) Term SOFR plus the applicable SOFR rate margin, (ii) Daily Simple SOFR plus the appliable SOFR rate margin or (iii) the applicable base rate which is the applicable base rate margin plus the highest of (a) 0.00%, (b) the federal funds rate plus 0.50%, (c) U.S. Bank’s prime rate or (d) the Term SOFR rate plus 1.00%. The applicable SOFR rate margin for the Revolving Credit Facility will range from 0.700% to 1.400% per annum and the applicable base rate margin for the Revolving Credit Facility will range from 0.00% to 0.400% per annum, the applicable SOFR rate margin for the Term Loan Facilities will range from 0.750% to 1.600% per annum and the applicable base rate margin for the Term Loan Facilities will range from 0.00% to 0.600% per annum, in each case depending on the Company’s credit ratings.
The Operating Partnership may voluntarily prepay loans under the Credit Agreement in whole or in part at any time, subject to certain notice requirements. Amounts borrowed under the Term Loan Facilities that are repaid or prepaid may not be reborrowed.
The Credit Agreement is guaranteed by the Company and by certain current and future subsidiaries of the Company that directly or indirectly own an equity interest in the Operating Partnership and certain current and future subsidiaries of the Operating Partnership that become a borrower or guarantor of, or otherwise become obligated to make any payment in respect of unsecured indebtedness (subject to certain exceptions). The Credit Agreement is not secured by any assets of the Company or its subsidiaries.

The Credit Agreement includes a series of financial and other covenants that the Company and the Operating Partnership must comply with, including:
•maintaining a ratio of total indebtedness to total asset value of not more than 60%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not exceed 65%;
•maintaining a ratio of total secured debt to total asset value of not more than 40%;
•maintaining a ratio of adjusted EBITDA to fixed charges of at least 1.50 to 1.00; and
•maintaining a ratio of total unsecured debt to total unencumbered asset value of not more than 60%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not exceed 65%.
The Credit Agreement contains usual and customary events of default including defaults in the payment of principal, interest or fees, defaults in compliance with the covenants set forth in the Credit Agreement and other loan documentation, cross-defaults to certain other indebtedness, and bankruptcy and other insolvency defaults. If an event of default occurs and is continuing under the Credit Agreement, all outstanding principal amounts, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.
An affiliate of Wells Fargo Securities, LLC is a lender under the Operating Partnership’s outstanding secured line of credit. JPMorgan Chase Bank, N.A., PNC Bank, National Association, TD Bank, N.A., Truist Bank, U.S. Bank, National Association, Zions Bank and affiliates of Wells Fargo Securities, LLC and BofA Securities, Inc. are lenders under certain of the Operating Partnership’s outstanding secured term loans. In addition, Wells Fargo Securities, LLC, BofA Securities, Inc., and affiliates of BMO Harris Bank N.A., JPMorgan Chase Bank, N.A., Regions Bank, PNC Bank, National Association, TD Bank, N.A. and Truist Bank, act as sales agents in connection with certain equity distribution agreements pursuant to which the Company may sell shares of its common stock from time to time.
The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1
Fourth Amended and Restated Credit Agreement, dated as of August 21, 2025, by and among Extra Space Storage Inc., Extra Space Storage LP, U.S. Bank National Association, as administrative agent, certain other financial institutions acting as syndication agents, documentation agents and lead arrangers and book runners, and certain lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date:	August 26, 2025	By	/s/ Gwyn McNeal
			Name:	Gwyn McNeal
			Title:	Executive Vice President and Chief Legal Officer